                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	John Peschier, 312.930.8491
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE
CME Group Inc. Reports Second-Quarter 2022 Financial Results
    CHICAGO, July 27, 2022 - CME Group Inc. (NASDAQ: CME) today reported financial results for the second quarter of 2022.
    The company reported revenue of $1.2 billion and operating income of $750 million for the second quarter of 2022. Net income was $663 million and diluted earnings per share were $1.82. On an adjusted basis, net income was $717 million and diluted earnings per share were $1.97. Financial results presented on an adjusted basis for the second quarter of 2022 and 2021 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    "As global market participants continued to navigate extraordinary economic and geopolitical uncertainties throughout the second quarter, demand for CME Group hedging tools drove our strong earnings and revenue growth, with our equity index, interest rate, foreign exchange and options volumes rising in the U.S. and internationally," said CME Group Chairman and Chief Executive Officer Terry Duffy. "We reached our third highest quarterly average daily volume on record in Q2, and, in particular, our SOFR futures and options contracts reached new records in both volume and open interest, driven by the industry's accelerating transition away from USD LIBOR. Additionally, market users increasingly turned to our micro and E-mini contracts to customize their trading strategies. Moving forward, we will remain focused on providing our clients with the tools they need to manage risk amid central bank tightening, historic inflation and other challenging market conditions."
Second-quarter 2022 average daily volume (ADV) was 23.1 million contracts, including non-U.S. ADV of 6.3 million contracts, led by 40% growth in Latin America, 36% in Asia and 15% in EMEA.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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Clearing and transaction fees revenue for second-quarter 2022 totaled $1.0 billion. The total average rate per contract was $0.647. Market data revenue totaled $152 million for second-quarter 2022.
    As of June 30, 2022, the company had approximately $2.0 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company paid dividends during the second quarter of approximately $363 million. The company has returned approximately $18.5 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

    CME Group will hold a Q&A conference call to discuss second-quarter 2022 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. Dow Jones, Dow Jones Industrial Average, S&P 500 and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor's Financial Services LLC and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; the impact of the COVID-19 pandemic and response by governments and other third parties; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with our OSTTRA joint venture with IHS Markit (now a part of S&P Global) and our partnership with Google Cloud; uncertainty related to the transition from LIBOR; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings.  For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission ("SEC") on February 25, 2022, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,879.5	$2,834.9
Marketable securities	95.1	115.0
Accounts receivable, net of allowance	582.3	434.5
Other current assets (includes $4.7 and $4.8 in restricted cash)	463.7	427.8
Performance bonds and guaranty fund contributions	138,430.4	157,949.6
Total current assets	141,451.0	161,761.8
Property, net of accumulated depreciation and amortization	481.6	505.3
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	3,382.1	3,532.0
Goodwill	10,484.1	10,528.0
Other assets (includes $0.4 and $0.5 in restricted cash)	3,697.2	3,277.9
Total Assets	$176,671.3	$196,780.3
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$80.9	$48.8
Short-term debt	—	749.4
Other current liabilities	488.8	1,650.6
Performance bonds and guaranty fund contributions	138,430.4	157,949.6
Total current liabilities	139,000.1	160,398.4
Long-term debt	3,436.7	2,695.7
Deferred income tax liabilities, net	5,363.0	5,390.4
Other liabilities	869.8	896.5
Total Liabilities	148,669.6	169,381.0
Total CME Group Shareholders’ Equity	28,001.7	27,399.3
Total Liabilities and Equity	$176,671.3	$196,780.3

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended, June 30,
	2022	2021	2022	2021
Revenues
Clearing and transaction fees	$1,024.6	$929.9	$2,162.7	$1,936.9
Market data and information services	151.7	145.2	303.4	289.4
Other	60.9	104.1	117.7	206.2
Total Revenues	1,237.2	1,179.2	2,583.8	2,432.5
Expenses
Compensation and benefits	185.3	211.7	370.5	436.7
Technology	45.9	49.3	91.8	97.5
Professional fees and outside services	32.0	36.8	63.8	74.2
Amortization of purchased intangibles	57.1	59.4	115.5	120.0
Depreciation and amortization	33.0	37.1	66.5	74.7
Licensing and other fee agreements	83.1	54.2	164.0	118.9
Other	51.1	56.0	102.9	110.7
Total Expenses	487.5	504.5	975.0	1,032.7
Operating Income	749.7	674.7	1,608.8	1,399.8
Non-Operating Income (Expense)
Investment income	286.9	62.4	360.0	93.3
Interest and other borrowing costs	(39.9)	(41.7)	(82.4)	(83.2)
Equity in net earnings of unconsolidated subsidiaries	87.3	55.7	160.6	111.9
Other non-operating income (expense)	(217.3)	(25.0)	(264.0)	(43.4)
Total Non-Operating Income (Expense)	117.0	51.4	174.2	78.6
Income before Income Taxes	866.7	726.1	1,783.0	1,478.4
Income tax provision	204.2	215.5	409.5	393.0
Net Income	662.5	510.6	1,373.5	1,085.4
Less: net (income) loss attributable to non-controlling interests	—	(0.3)	—	(0.7)
Net Income Attributable to CME Group	$662.5	$510.3	$1,373.5	$1,084.7
Net Income Attributable to Common Shareholders of CME Group	$654.1	$510.3	$1,356.1	$1,084.7

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.82	$1.42	$3.78	$3.03
Diluted	1.82	1.42	3.78	3.02
Weighted Average Number of Common Shares:
Basic	358,641	358,261	358,625	358,204
Diluted	359,205	358,888	359,179	358,853

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Trading Days	63	64	64	62	62
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Interest rates	8,581	8,111	9,805	12,484	10,630
Equity indexes	4,926	5,100	5,943	7,950	7,751
Foreign exchange	769	776	800	904	950
Energy	1,963	2,179	2,252	2,515	1,932
Agricultural commodities	1,631	1,141	1,216	1,474	1,308
Metals	568	480	475	593	484
Total	18,438	17,786	20,490	25,920	23,055
Venue
CME Globex	17,223	16,652	19,043	24,060	21,531
Open outcry	646	598	792	1,030	725
Privately negotiated	569	536	656	830	799
Total	18,438	17,786	20,490	25,920	23,055

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Interest rates	$0.491	$0.483	$0.487	$0.484	$0.493
Equity indexes	0.555	0.555	0.526	0.526	0.532
Foreign exchange	0.805	0.803	0.779	0.800	0.767
Energy	1.140	1.127	1.111	1.124	1.171
Agricultural commodities	1.343	1.319	1.323	1.378	1.411
Metals	1.438	1.463	1.452	1.482	1.506
Average RPC	$0.695	$0.677	$0.650	$0.644	$0.647

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended, June 30,
	2022	2021	2022	2021
Net Income Attributable to CME Group	$662.5	$510.3	$1,373.5	$1,084.7
Restructuring and severance	6.5	4.4	10.2	19.2
Amortization of purchased intangibles(1)	68.1	59.4	137.9	120.0
Strategic transaction-related costs(2)	0.6	7.1	2.2	17.3
Foreign exchange transaction (gains) losses	(8.8)	1.0	(13.1)	3.4
Unrealized and realized (gains) losses on investments	0.5	(19.7)	(3.5)	(21.0)
Debt costs related to refinancing	—	—	7.7	—
Realized and unrealized losses on assets	—	0.4	—	1.2
Litigation matters	—	(3.1)	—	(3.1)
Trading floor enhancements	0.4	—	4.8	—
Income tax effect related to above	(13.0)	(12.6)	(28.8)	(33.3)
Other income tax items	(0.3)	41.4	(8.2)	41.4
Adjusted Net Income Attributable to CME Group	$716.5	$588.6	$1,482.7	$1,229.8

Adjusted Net Income Attributable to Common Shareholders of CME Group	$707.5	$588.6	$1,464.1	$1,229.8

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.82	$1.42	$3.78	$3.03
Diluted	1.82	1.42	3.78	3.02

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.97	$1.64	$4.08	$3.43
Diluted	1.97	1.64	4.08	3.43

Weighted Average Number of Common Shares:
Basic	358,641	358,261	358,625	358,204
Diluted	359,205	358,888	359,179	358,853
Preferred shares(3)	4,584	—	4,584	—

1. Includes $10.9 million and $22.3 million of amortization of purchased intangibles (net of tax) at OSTTRA, reported in Equity in net earnings of unconsolidated subsidiaries for the second quarter and first six months of 2022.

2. Strategic transaction-related costs primarily include professional fees related to the NEX integration.
3. Preferred shares have similar rights as common shares without voting rights.